[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                 April 9, 2002


Niku Corporation
350 Convention Way
Redwood City, California 94063

                  Re:   Niku Corporation
                        Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Niku Corporation, a Delaware corporation (the "Company"), in connection with the registration for resale of 400,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), issued to Avissa Corporation and ITConsulting, Inc.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on April 9, 2002 under the Act, including the preliminary prospectus filed therewith (the "Prospectus"); (ii) the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of the date hereof; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (v) the Amended and Restated Bylaws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We express no opinion as to the laws of any jurisdiction other than Delaware corporate law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Shares" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                             Very truly yours,


                             /s/  Skadden, Arps, Slate, Meagher & Flom LLP